Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Steven R. Fife, Anthony G. Hughes, Joseph S. Kurpis, Valentyna Ashley, and Ed Cywinski the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (until revoked in writing) to execute for and on behalf of the undersigned, in any and all of the undersigned’s capacities, any and all statements on Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by LECG Corporation (the “Company”) in accordance with Sections 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations promulgated thereunder, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Exchange Act or any other rule or statute, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite, necessary or advisable fully to all intents and purposes as the undersigned might or could do in person thereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of July 2, 2010.

Signature:               /s/ Yuri Rozenfeld

Name:                      Yuri Rozenfeld